Exhibit 21

nVent Electric plc subsidiaries as of December 31, 2025

Name of Company	Jurisdiction of Incorporation
1642 Burlington Lease LLC	United States
Alberta Electronic Company Limited	Hong Kong
Asia Pacific CIS (Thailand) Co., Ltd.	Thailand
Asia Pacific CIS (Wuxi) Co., Ltd.	China
Atkinson Industries LLC	United States
Bergen Industries, LLC	United States
BESM Holdings, LLC	United States
Central Electric Company LLC	United States
Central Electric Manufacturing Company LLC	United States
CGIT Systems LLC	United States
CIS Global LLC	United States
CIS Holding Corp.	United States
CISWW Engineering India Private Limited	India
Critical Power Equipment & Solutions, Inc.	United States
ECM (Shanghai) Trading Co., Ltd.	China
ECM Holdings Inc.	United States
ECM Industries, LLC	United States
ECM Investors, LLC	United States
ECMI Holdings, LLC	United States
Eldon AB	Sweden
Eldon AS	Norway
Eldon Austria GmbH	Austria
Eldon Electric Limited	United Kingdom
Eldon Espana, S.A.U.	Spain
Eldon GmbH	Germany
Eldon Holding AB	Sweden
Eldon NV	Netherlands
Eldon SRL	Romania
Electrical Power Systems LLC	United States
Electronic Enclosures, LLC	United States
Enclosures Inc.	United States
ERICO Canada Inc.	Canada
ERICO do Brasil Ltda.	Brazil
ERICO Europe B.V.	Netherlands
ERICO France Sarl	France
ERICO GLOBAL COMPANY	United States
ERICO International Corporation	United States
ERICO Italia S.r.l.	Italy
ERICO Limited	Hong Kong
ERICO Ltd.	China
ERICO Mexico, S.A. de C.V.	Mexico
ERICO Poland SP. Z.o.o.	Poland
ERICO Products Australia Pty. Ltd	Australia
Everest Blocker Holding, Inc.	United States
FTZ Holdco LLC	United States
GCP CIS Blocker Inc.	United States
GCP CIS Holdings, LLC	United States
Hoffman Enclosures (Mex.), LLC	United States
Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico
Hoffman Enclosures Inc.	United States

Hoffman Schroff Asia Pte Ltd	Singapore
Hoffman Schroff de Mexico S.a.r.l.	Mexico
Hoffman Schroff GmbH	Switzerland
Hoffman Schroff Holdings, Inc.	United States
Hoffman Schroff Manufacturing S. de R.L. de C.V.	Mexico
Hoffman Schroff Poland Sp.z.o.o.	Poland
Hoffman Schroff PTE Ltd	Singapore
Hoffman Schroff Sales S. de R.L. de C.V.	Mexico
Iceotope Group Limited*	Canada
Ilsco Canada Newco ULC	Canada
ILSCO de Mexico, S. de R.L. de C.V.	Mexico
ILSCO Extrusions, LLC	United States
ILSCO International, LLC	United States
ILSCO, LLC	United States
King Technology of Missouri, LLC	United States
Limited Liability Company nVent Rus	Russian Federation
Lionel Acquisition Co.	United States
nVent Armaturen Holding GmbH	Germany
nVent Belgium B.V.	Belgium
nVent Bus LLC	United States
nVent do Brasil Ltda.	Brazil
nVent E&S Operating LLC	United States
nVent EBS Holding LLC	United States
nVent EFS Investments 1, LLC	United States
nVent EFS Investments 2, LLC	United States
nVent EFS Investments LP	United States
nVent Electrical Products (Shanghai) Co., Ltd.	China
nVent Electrical Products China Co., Ltd.	China
nVent Electrical Products India Private Limited	India
nVent Enclosure Systems LLC	United States
nVent Enclosures & Switchgear LLC	United States
nVent Enclosures India Private Limited	India
nVent Enclosures Italia Srl	Italy
nVent Enclosures Systems - Chattanooga LLC	United States
nVent Finance Group GmbH	Switzerland
nVent Finance S.a.r.l.	Luxembourg
nVent Global S.a.r.l.	Luxembourg
nVent Holding NL B.V.	Netherlands
nVent Holdings S.A.	France
nVent Holdings, Inc.	United States
nVent International (UK) Ltd.	United Kingdom
nVent International Holding S.a.r.l.	Luxembourg
nVent International Holdings, Inc.	United States
nVent Japan Co., Ltd.	Japan
nVent Low Voltage LLC	United States
nVent Luxembourg S.a.r.l.	Luxembourg
nVent Management Company	United States
nVent Middle East FZE	United Arab Emirates
nVent Power & Data Infrastructure India Private Limited	India
nVent Services Canada Limited	Canada
nVent Services GmbH	Switzerland
nVent Services Holding GmbH	Switzerland
nVent Summit Holdings LLC	United States
nVent Teknoloji Sistemleri Ticaret Limited Sirketi	Turkey
nVent UK Holdings Limited	United Kingdom

Parkline Field Services LLC	United States
Parkline Parent Company, Inc.	United States
Parkline, Inc.	United States
Powergrid Solutions LLC	United States
Schroff Co. Ltd. Taiwan	Taiwan
Schroff GmbH	Germany
Schroff Holdings Germany GmbH	Germany
Schroff SAS	France
Schroff, Inc.	United States
Steinhauer GmbH	Germany
Surge Suppression, LLC	United States
Texa Industries S.r.l.	Italy
The Calvert Company LLC	United States
The Patent Store, LLC	United States
Tonka Bay Insurance Company	United States
Torgoterm AD*	Bulgaria
Trachte Acquisition Sub, LLC	United States
Trachte Associates Southeast LLC	United States
Trachte Associates, L.L.P.	United States
Trachte Southeast LLC	United States
Trachte, LLC	United States
Warrior Acquisition Parent, Inc.	United States
Warrior Acquisition, Inc.	United States
Warrior Intermediate Parent, LLC	United States
Warrior Power Structures, Inc.	United States
WCPS Holdings Inc.	United States
Yabaida Electronics (Shenzhen) Company Limited	China

All entities are 100% owned subsidiaries, unless otherwise indicated.

* Iceotope is 5.2% owned. Torgoterm AD is 19% owned.